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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 16, 2002

                             FORCE 10 TRADING, INC.
                             ----------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
         (State or Other Jurisdiction of Incorporation or Organization)

                                     0-33029
                                     -------
                            (Commission File Number)

                                   87-0382438
                                   ----------
                        (IRS Employer Identification No.)

                         12227 South Business Park Place
                           Suite 200, Draper, UT 84020
                           ---------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (801) 619-3500
               Registrant's Telephone Number, Including Area Code

                          11781 South Lone Peak Parkway
                           Suite 23, Draper, UT 84020
                           --------------------------
                                (Former Address)

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Item 4.  Changes in Registrant's Certifying Accountant
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         On May 16, 2002, pursuant to the approval of the Board of Directors of
Force 10 Trading, Inc., formerly known as Petrex Corporation ("Force 10"), Force 10 replaced the accounting firm of McKennon, Wilson & Morgan LLP as its independent auditors. McKennon, Wilson & Morgan LLP has not audited the financial statements of the registrant since being named as certifying accountants on February 8, 2002. On January 15, 2002, McKennon, Wilson & Morgan LLP issued a report on the acquisition subsidiary, Force 10 Trading, Inc., as of October 31, 2001, and the related statements of operations, changes in stockholders' equity, and cash flows for the period from inception (July, 2001) through October 31, 2001, which was included in the Form 8-K filed on January 17, 2002.

         There were no disagreements with McKennon, Wilson & Morgan LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure during the period from October 31, 2001 to the date of their dismissal.

         On May 16, 2002, Force 10 engaged the accounting firm of Smith & Company located in Salt Lake City, Utah to perform its annual audit for the year ended March 31, 2002. The decision to change auditors on May 16, 2002 is a result of the decision of management to have an auditing firm with an office within the same region as the registrant's corporate headquarters in the greater Salt Lake City area. Prior to that date, Force 10 did not consult with Smith & Company regarding any accounting matters.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   May 22, 2002                                Force 10 Trading, Inc.

                                                     By:  /s/ Jon H. Marple
                                                          ----------------------
                                                     Name:    Jon H. Marple
                                                     Title:   President